Exhibit 99.1

Bruker Reports Second Quarter 2020 Financial Results

•	COVID-19 disruption and softer demand negatively affect Q2 2020 financial results

•	Q2 2020 revenue decline of 13.4% year-over-year; organic revenue decline of 12.7%

•	Q2 2020 GAAP EPS of $0.16, compared to $0.23 in Q2 2019; non-GAAP EPS of $0.21, compared to $0.33 in Q2 2019

BILLERICA, Massachusetts – August 3, 2020 – Bruker Corporation (Nasdaq: BRKR) today announced financial results for its second quarter and for the six months ended June 30, 2020.

Second Quarter 2020 Financial Results

Bruker’s revenues for the second quarter of 2020 were $424.6 million, a decline of 13.4% compared to the second quarter of 2019. In the second quarter of 2020, revenues declined 12.7% organically year-over-year, growth from acquisitions was 0.4%, while foreign currency translation had a negative effect of 1.1%. The reported and organic revenue declines were primarily due to COVID-19 related disruptions worldwide and softer global instrumentation demand, due to the ongoing pandemic.

Second quarter 2020 GAAP operating income was $37.9 million, compared to $53.5 million in the second quarter of 2019, representing GAAP operating margins of 8.9% and 10.9%, respectively. Non-GAAP operating income was $49.0 million in the second quarter of 2020, compared to $73.7 million in the second quarter of 2019. Bruker’s second quarter 2020 non-GAAP operating margin was 11.5%, compared to 15.0% in the second quarter of 2019.

Second quarter 2020 GAAP diluted earnings per share (EPS) were $0.16, compared to $0.23 in the second quarter of 2019. Second quarter 2020 non-GAAP diluted EPS were $0.21, compared to $0.33 in the second quarter of 2019. The year-over-year declines in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to lower revenues associated with COVID-19 disruptions and softer academic and industrial demand, partially offset by Bruker’s cost control and reduction measures.

First Six Months of 2020 Financial Results

For the first six months of 2020, Bruker’s revenues were $848.6 million, a decline of 10.8% from $951.6 million in the first six months of 2019. In the first six months of 2020, revenues declined 10.3% organically year-over-year, growth from acquisitions was 0.6%, while foreign currency translation had a negative effect of 1.1%.

In the first six months of 2020, GAAP operating income was $54.3 million, compared to $95.4 million in the first six months of 2019, representing GAAP operating margins of 6.4% and 10.0%, respectively. Non-GAAP operating income was $81.2 million, compared to $136.0 million in the first six months of 2019. Bruker’s non-GAAP operating margin in the first six months of 2020 was 9.6%, compared to 14.3% in the first six months of 2019.

In the first six months of 2020 GAAP EPS were $0.22, compared to $0.43 in the first six months of 2019. First half 2020 non-GAAP EPS were $0.35, compared to $0.61 in the first half of 2019. The year-over-year declines in the Company’s GAAP and non-GAAP operating income, operating margins and diluted EPS were primarily due to lower revenues and demand during the pandemic.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank H. Laukien, President and CEO of Bruker, commented: “I am very proud of my 7,000 Bruker colleagues worldwide and of our excellent safety record of protecting employees and families during the pandemic. Our organization has continued to support our customers globally with exemplary dedication. Operationally, we have executed well in challenging times, with many customer laboratories closed or at reduced capacity.”

He continued: “Our second quarter 2020 revenues declined less than the scenarios that we outlined during our last earnings call. Moreover, we were able to mitigate the negative impact of the pandemic on our profitability and cash flow through cost control and cost reduction measures. We continue to invest in our Project Accelerate initiatives, including infectious disease diagnostics, proteomics and metabolomics, and functional structural biology for biopharma therapeutics development and vaccine research. Bruker remains financially healthy and is well-positioned for anticipated improvements in business conditions in the second half of 2020.”

Fiscal Year 2020 (FY 2020) Guidance Remains Suspended

Bruker’s FY 2020 financial guidance remains suspended. While Bruker continues to expect the pandemic to have a negative year-over-year impact on the Company’s third quarter 2020 financial results, Bruker anticipates a sequential improvement in financial results from the second quarter to the third quarter of 2020.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today, August 3, at 4:30 p.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Q2 2020 Earnings Webcast” hyperlink. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international) and referencing “Bruker’s Second Quarter 2020 Earnings Conference Call”. A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number 10146589. The replay will be available beginning one hour after the end of the conference call through September 3, 2020.

About Bruker Corporation (Nasdaq: BRKR)

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating profit; non-GAAP operating margin; non-GAAP SG&A expense; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also may refer to organic revenue growth or decline and free cash flow, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies. We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance, however we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included in the accompanying tables, and not to rely on any single financial measure to evaluate our business. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results. We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on certain non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to the non-GAAP financial measures used in this press release and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding management’s expectations for future financial and operational performance and business outlook; the impact of the COVID-19 pandemic; future funding trends in certain industries, including life sciences; future economic conditions; and statements found under the “Use of Non-GAAP Financial Measures” section of this release. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to the length and severity of the COVID-19 pandemic, the impact of the pandemic on global economic conditions and the length and severity of any resulting recession, continued volatility in the capital markets, the integration and assumption of liabilities of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our material weaknesses in internal controls, our ability to successfully implement our restructuring initiatives and other cost reduction initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, loss of key personnel, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, international trade disputes, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2019, as may be updated by our quarterly reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contact:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663–3660, ext. 1479

E: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	June 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$746.8	$678.3
Short-term investments	50.0	6.6
Accounts receivable, net	324.5	362.2
Inventories	665.4	577.2
Other current assets	170.5	172.0
Total current assets	1,957.2	1,796.3

Property, plant and equipment, net	335.9	306.1
Operating lease assets	60.0	65.6
Intangibles, net and other long-term assets	590.3	603.5

Total assets	$2,943.4	$2,771.5

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$100.7	$0.5
Accounts payable	119.2	118.4
Customer advances	149.9	137.9
Other current liabilities	379.9	388.8
Total current liabilities	749.7	645.6

Long-term debt	924.2	812.8
Operating lease liabilities	42.4	47.0
Other long-term liabilities	320.5	327.9

Redeemable noncontrolling interest	-	21.1

Total shareholders' equity	906.6	917.1

Total liabilities and shareholders' equity	$2,943.4	$2,771.5

FOR FURTHER INFORMATION:	Miroslava Minkova, Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: Investor.Relations@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
(in millions, except per share amounts)	June 30,		June 30,
	2020	2019	2020	2019
Revenues	$424.6	$490.2	$848.6	$951.6
Cost of revenues	238.4	259.8	470.1	506.5
Gross profit	186.2	230.4	378.5	445.1

Operating expenses:
Selling, general and administrative	102.4	124.5	223.6	244.6
Research and development	44.1	48.5	92.6	94.9
Other charges, net	1.8	3.9	8.0	10.2
Total operating expenses	148.3	176.9	324.2	349.7
Operating income	37.9	53.5	54.3	95.4

Interest and other income (expense), net	(6.6)	(5.9)	(9.5)	(9.4)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	31.3	47.6	44.8	86.0
Income tax provision	7.1	10.6	10.0	18.3

Consolidated net income	24.2	37.0	34.8	67.7
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.1	0.5	0.2	0.4
Net income attributable to Bruker Corporation	$24.1	$36.5	$34.6	$67.3

Net income per common share attributable to Bruker Corporation shareholders:
Basic	$0.16	$0.23	$0.22	$0.43
Diluted	$0.16	$0.23	$0.22	$0.43

Weighted average common shares outstanding:
Basic	153.6	156.1	153.9	156.4
Diluted	154.7	157.6	155.1	157.7

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Six Months Ended
(in millions)	June 30,		June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Consolidated net income	$24.2	$37.0	$34.8	$67.7
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	19.2	19.4	38.2	38.4
Stock-based compensation expense	3.1	3.0	6.4	6.1
Deferred income taxes	(2.2)	(0.1)	(1.1)	(0.3)
Other non-cash expenses, net	17.6	1.6	29.3	6.1
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	4.8	16.6	34.3	10.6
Inventories	(46.1)	(26.6)	(107.1)	(69.8)
Accounts payable and accrued expenses	(35.2)	(8.2)	(16.1)	2.8
Income taxes payable, net	11.9	(11.3)	(3.1)	(19.2)
Deferred revenue	(1.0)	(4.7)	19.6	9.2
Customer advances	5.3	(7.4)	21.8	(0.9)
Other changes in operating assets and liabilities, net	10.2	(8.7)	(10.2)	(25.9)
Net cash provided by operating activities	11.8	10.6	46.8	24.8

Cash flows from investing activities:
Purchases of short-term investments	-	(6.4)	(50.0)	(6.4)
Maturity of short-term investments	6.1	-	6.1	-
Cash paid for acquisitions, net of cash acquired	(2.6)	(55.8)	(24.6)	(71.9)
Purchases of property, plant and equipment	(20.3)	(18.0)	(50.8)	(28.6)
Proceeds from sales of property, plant and equipment	0.1	0.3	0.1	0.3
Net proceeds from cross-currency swap agreements	1.6	-	3.5	-
Net cash used in investing activities	(15.1)	(79.9)	(115.7)	(106.6)

Cash flows from financing activities:
Repayment of revolving lines of credit	(96.6)	(2.6)	(96.6)	(28.5)
Proceeds from revolving lines of credit	100.0	160.0	297.5	200.6
Repayment of 2012 Note Purchase Agreement	-	-	-	(15.0)
Proceeds (Repayment) of other debt, net	(0.7)	0.2	0.2	(4.1)
Payment of deferred financing costs	(0.1)	-	(0.1)	-
Proceeds from issuance of common stock, net	1.3	2.7	1.9	5.8
Payment of contingent consideration	(0.9)	(3.6)	(1.2)	(4.6)
Payment of dividends to common stockholders	(6.1)	(6.3)	(12.3)	(12.6)
Repurchase of common Stock	(50.0)	(100.0)	(50.0)	(100.0)
Cash Payments to noncontrolling interest	-	-	(1.2)	-
Net cash (used in) provided by financing activities	(53.1)	50.4	138.2	41.6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	7.9	2.8	(0.8)	0.4
Net change in cash, cash equivalents and restricted cash	(48.5)	(16.1)	68.5	(39.8)
Cash, cash equivalents and restricted cash at beginning of period	798.9	302.6	681.9	326.3
Cash, cash equivalents and restricted cash at end of period	$750.4	$286.5	$750.4	$286.5

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$37.9	$53.5	$54.3	$95.4
Non-GAAP Adjustments:
Restructuring Costs	1.5	1.4	3.8	5.4
Acquisition-Related Costs	(0.8)	6.2	(1.9)	11.1
Purchased Intangible Amortization	9.0	9.9	17.7	20.0
Other Costs	1.4	2.7	7.3	4.1
Total Non-GAAP Adjustments:	$11.1	$20.2	$26.9	$40.6

Non-GAAP Operating Income	$49.0	$73.7	$81.2	$136.0
Non-GAAP Operating Margin	11.5%	15.0%	9.6%	14.3%

Non-GAAP Interest& Other Expense, net	(6.6)	(5.9)	(9.5)	(9.4)
Non-GAAP Profit Before Tax	42.4	67.8	71.7	126.6

Non-GAAP Income Tax Provision	(9.6)	(15.8)	(16.6)	(30.2)
Non-GAAP Tax Rate	22.6%	23.3%	23.2%	23.9%

Minority Interest	(0.1)	(0.5)	(0.2)	(0.4)

Non-GAAP Net Income Attributable to Bruker	32.7	51.5	54.9	96.0

Weighted Average Shares Outstanding (Diluted)	154.7	157.6	155.1	157.7

Non-GAAP Earnings Per Share	$0.21	$0.33	$0.35	$0.61

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$186.2	$230.4	$378.5	$445.1
Non-GAAP Adjustments:
Restructuring Costs	0.3	0.7	1.1	3.5
Acquisition-Related Costs	-	4.8	-	6.0
Purchased Intangible Amortization	5.2	6.1	10.1	12.9
Other Costs	-	0.8	0.1	0.8
Total Non-GAAP Adjustments:	5.5	12.4	11.3	23.2
Non-GAAP Gross Profit	$191.7	$242.8	$389.8	$468.3
Non-GAAP Gross Margin	45.1%	49.5%	45.9%	49.2%

Reconciliation of GAAP and Non-GAAP Selling, General and Administrative (SG&A) Expenses
GAAP SG&A Expenses	$102.4	$124.5	$223.6	$244.6
Non-GAAP Adjustments:
Purchased Intangible Amortization	3.8	3.9	7.6	7.2
Non-GAAP SG&A Expenses	$98.6	$120.6	$216.0	$237.4

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	22.7%	22.3%	22.3%	21.3%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-1.1%	-0.3%	-0.7%	-0.3%
U.S. Tax Reform - Toll Charge	0.0%	0.0%	0.0%	1.9%
Other Discrete Items	1.0%	1.3%	1.6%	1.0%
Total Non-GAAP Adjustments:	-0.1%	1.0%	0.9%	2.6%
Non-GAAP Tax Rate	22.6%	23.3%	23.2%	23.9%

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

(in millions, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.16	$0.23	$0.22	$0.43
Non-GAAP Adjustments:
Restructuring Costs	0.01	0.01	0.02	0.03
Acquisition-Related Costs	(0.01)	0.04	(0.01)	0.07
Purchased Intangible Amortization	0.06	0.06	0.11	0.13
Other Costs	0.01	0.02	0.05	0.03
Income Tax Rate Differential	(0.02)	(0.03)	(0.04)	(0.08)
Total Non-GAAP Adjustments:	0.05	0.10	0.13	0.18
Non-GAAP Earnings Per Share (Diluted)	$0.21	$0.33	$0.35	$0.61

Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$11.8	$10.6	$46.8	$24.8
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(20.3)	(18.0)	(50.8)	(28.6)
Non-GAAP Free Cash Flow	$(8.5)	$(7.4)	$(4.0)	$(3.8)

Days Inventory Outstanding is calculated as follows: GAAP Average Inventory balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above))

Days Payable Outstanding is calculated as follows:  GAAP Average Accounts Payable balance divided by (GAAP Revenue less Non-GAAP Gross Profit (defined above) plus the Change in GAAP Inventory balance)

Days Sales Outstanding is calculated as follows:  GAAP Average Accounts Receivable balance divided by GAAP Revenue

Bruker Corporation
REVENUE (unaudited)

(in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue by Group:
Bruker BioSpin	$125.1	$150.9	$246.0	$278.7
Bruker CALID	132.7	140.5	273.2	288.7
Bruker Nano	125.5	151.0	245.6	291.8
BEST	44.8	51.9	91.0	99.7
Eliminations	(3.5)	(4.1)	(7.2)	(7.3)
Total Revenue	$424.6	$490.2	$848.6	$951.6

Revenue by End Customer Geography:
United States	$102.6	$126.2	$212.0	$243.8
Europe	154.4	166.3	299.3	321.4
Asia Pacific	136.1	153.8	273.3	306.0
Other	31.5	43.9	64.0	80.4
Total Revenue	$424.6	$490.2	$848.6	$951.6

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Total Bruker
GAAP Revenue as of Prior Comparable Period	$490.2	$443.7	$951.6	$875.4
Non-GAAP Adjustments:
Acquisitions and divestitures	1.7	38.6	6.0	64.5
Organic	(62.2)	21.2	(98.4)	44.7
Currency	(5.1)	(13.3)	(10.6)	(33.0)
Total Non-GAAP Adjustments:	(65.6)	46.5	(103.0)	76.2
Non-GAAP Revenue	$424.6	$490.2	$848.6	$951.6
Revenue Growth	-13.4%	10.5%	-10.8%	8.7%
Organic Revenue Growth	-12.7%	4.8%	-10.3%	5.1%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	Bruker Scientific Instruments (1)
GAAP Revenue as of Prior Comparable Period	$442.4	$402.4	$859.2	$789.4
Non-GAAP Adjustments:
Acquisitions and divestitures	1.7	37.5	5.1	63.5
Organic	(56.2)	13.7	(90.6)	34.8
Currency	(4.6)	(11.2)	(8.9)	(28.5)
Total Non-GAAP Adjustments:	(59.1)	40.0	(94.4)	69.8
Non-GAAP Revenue	$383.3	$442.4	$764.8	$859.2
Revenue Growth	-13.4%	9.9%	-11.0%	8.8%
Organic Revenue Growth	-12.7%	3.4%	-10.5%	4.4%

Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth	BEST, net of Intercompany Eliminations
GAAP Revenue as of Prior Comparable Period	$47.8	$41.3	$92.4	$86.0
Non-GAAP Adjustments:
Acquisitions and divestitures	-	1.0	1.0	1.0
Organic	(6.0)	7.5	(7.9)	9.9
Currency	(0.5)	(2.0)	(1.7)	(4.5)
Total Non-GAAP Adjustments:	(6.5)	6.5	(8.6)	6.4
Non-GAAP Revenue	$41.3	$47.8	$83.8	$92.4
Revenue Growth	-13.6%	15.7%	-9.3%	7.4%
Organic Revenue Growth	-12.5%	18.2%	-8.5%	11.6%

(1) Bruker Scientific Instruments (BSI) revenue reflects the sum of the BSI Life Science and BSI Nano Segments as presented in our 2019 Form 10-K.